<FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
AUG 05 1992
CHERYL A LAO
SECRETARY OF STATE
NO. 391-88>



                           CERTIFICATE OF AMENDMENT

                     TO THE ARTICLES OF INCORPORATION OF

                          DATA FINANCIAL CORPORATION

     A Special Meeting of Shareholders of Date Financial Corporation (the "Company") was held on the 3rd of January, 1992, at 3760 So. Highland Dr., Suite 300, Salt Lake City, Utah, 84106, at 12:00 noon, local time. On the date of the Meeting there were 1,000,000 common shares issued and outstanding, and there were present or represented by proxy at the Meeting 900,000 common shares, all of which voted in favor of the amendments to the Company's Articles of Incorporation in accordance with the Private Corporations provisions 78-010, et seq., Nevada Revised Statutes, as follows:

     Article I - Name is proposed to be amended as follows:

                                  ARTICLE I
                                     NAME

      The name of this corporation is SKINOVATION PHARMACEUTICAL INCORPORATED.

         Article III - PURPOSES is proposed to be amended as follows:

                                  ARTICLE IV
                             PURPOSES AND POWERS

     The purpose or purposes for which this corporation is organized are:

        (a) To conduct and carry on in all its branches the business of manufacturing, selling, and distributing chemicals, chemical compounds, drugs, medicines and chemical, medicinal and pharmaceutical preparations, compounds and materials of every kind or nature and all articles and products related thereto; and to purchase, manufacture produce, refine, mine and otherwise acquire, invest and in own, hold, use, create security interests in, pledge, assign, transfer, or otherwise dispose of, trade, deal in and deal with any and all chemicals and source materials, ingredients, mixtures, derivatives, and compounds thereof and any and all kinds of products of which any of the foregoing constitute an ingredient or in the production of which any of the foregoing are used, including, but not limited to medicines, pharmaceuticals, fertilizers, and industrial chemicals of all kind.

        (b) to establish and maintain and operate medical laboratories to carry on medical research of every kind and character and to produce, manufacture, make, work, treat, sell , import, export, exchange, turn to account and generally deal in and with articles or substances and medicines developed thereby; to own the inventions developed thereby, to protect the same by letters patent or by holding them as secret processes, and to grant licenses and make other lawful agreements or arrangements for the employment of use of any such arrangements for the employment of any such invention by other persons; to apply for, obtain, register, purchase, lease or otherwise acquire, hold, use, own, introduce, develop, and sell, assign, lease, pledge, or otherwise dispose of or turn to account letters patent of the United States of any foreign country, inventions, formulas, processes, patents, rights, licenses, and privileges, trade marks and trade names, or pending applications therefor, and any and all labels, designs, prints and brands, and to use, exercise, develop, and take or grant license or other rights in respect of or otherwise turn to account any of the foregoing;

        (c) To engage in research, exploration, laboratory and development work relating to any material, substance, compound, or mixture now known or which may be hereafter know, discovered, or developed, and to perfect, develop, manufacture, use, apply and generally to deal in and with any such material, substance, compound, or mixture, and to undertake, conduct manage assist, promote and engage or participate in every kind of research or scientific, experimental, design, or development work, including pure or basic research;

        (d) To erect, construct, establish, mortgage, acquire property, lease, manage, license, franchise, sell, turn to account, maintain and operate one or more skin rejuvenation and treatment clinics; to do any and all things necessary to manage and operate the same including, but not limited to : the hiring of qualified personnel including physicians, nurses, secretarial; the purchase of any and all supplies and equipment, medical or otherwise, necessary for the operation of the same; the dispensing, recomendation, purchase, sale, treatment with all kinds of drugs and chemicals but especially the Corporation's own medical products; and

        (e) The corporation shall be empowered to do each everything necessary, suitable and proper for the accomplishment of any of the foregoing purposes or the atainment of any one or more of the subjects hereinabove enumerated, or which may at any time appeat conductive to expediate for the protection or benefit of this Corporation, and to do such acts as fully and to the extent as natural persons might or could do, in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association or corporation.

       The foregoing clauses shall be construed as powers as well as objectives and purposes and the matters expressed in each clause shall, unless herein otherwise expressly provided, be in no wise limited by reference to or interference from the terms of any other clause, but shall be regarded as independent objectives, purposes and powers and shall not be construed to limit or restrict in any manner the meaning of the general terms or the general powers of teh Corporation, nor shall the expression of one thing be deemed to exclude another not expressed, although it may be of like nature.

        The Corporation shall have all of the additional powers and rights provided within the Nevada Revised Statutes.

         Article V - AUTHORIZED SHARES is proposed to be amended as follows:

                                  ARTICLE V
                              AUTHORIZED SHARES

      (a) The Corporation is authorized to issue two classes of shares to be designated respectively "preferred" and "common". The total number of shares which the corporation is authorized to issue is Seventy-Five-Million (75,000,000) shares. The number of preferred shares authorized is Twenty-Five-Million (25,000,000) shares, and the par value of each such share is $.001. The number of common shares authorized is Fifty-Million (50,000,000) shares, and the par value of each such share is $.001.

      (b) The authorized common stock of this corporation may be issued at such time, upon such terms and conditions, and for such consideration as the Board of Directors shall determine, The authorized common stock of the Corporation shall be designated as common voting stock and shall be designated as common voting stock and shall have the same rights and preferences. The common stock shall not be divided into classes and may not be issued in series. Fully paid stock of this Corporation shall not be liable for any further call or assessment.

      (c) The preferred shares may be issued in series and from time to time with such designations, preferences, and relative participating, optional, or other rights, qualifications, limitations, or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue of such class, classes or series adopted by the Board of Directors, pursuant to the authority hereby given as provided by statute. Each class or series may be made subject to redemption as such time and at such price or prices as such resolution or resolutions providing for the issue of stock shall state and express. The holders of the preferred stock of any class or series shall be entitled to receive dividends at such rates, on such conditions, and at such times, and shall be entitled to such rights upon the dissolution of, or upon any distribution of, the assets of the corporation, and the preferred stock of any class or series may be convertible into or exchangeable for shares of any other class, classes, or series of capital stock of the corporation, at such price or prices, or at such rates of exchange, and with such adjustments, and shall be stated and expressed in the resolution or resolutions of the Board of Directors providing for the issuance thereof done in accordance with Section 78.195 of the Nevada Revised Statutes.

      WHEREFORE, the Corporation has hereunto set its hand this 15th day of July, 1992.


                                     /s/ Jerry K. Poulsen
DATA FINANCIAL CORPORATION         ____________________________________
                                   Jerry K.  Poulsen, M.D.
                                   President


                                    /s/  Doug Davis
                                   ____________________________________
                                         Doug Davis
                                         Secretary/Treasurer


STATE OF UTAH                 )
                              )ss
COUNTY OF SALT LAKE           )

     SUBSCRIBED AND SWORN before me this 15th day of July, 1992, Jerry K. Poulsen, known to me to be the President of the above named corporation, who being authorized to do so, has executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation as such officer.
                                          /s/ Karl R. Bensen
                                     _________________________________________
                                            Notary Public
                                                              12/27/94
                                     My commission expires:________________
                                     Resides in: Provo, Utah


STATE OF UTAH                 )
                              )ss
COUNTY OF SALT LAKE           )

     SUBSCRIBED AND SWORN before me this 15th day of July, 1992, Doug Davis, known to me to be the Secretary/Treasurer the above named corporation, who being authorized to do so, has executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation as such officer.


                                          /s/ Karl R. Bensen
                                     _________________________________________
                                            Notary Public
                                                              12/27/94
                                     My commission expires:________________
                                     Resides in: Provo, Utah


                                     <Stamped:
                                      RECEIVED
                                      AUG 05 1992
                                      2:15
                                      Secretary of State>